Exhibit 10.7

EXECUTION VERSION

VOTING AGREEMENT and Proxy

This Voting Agreement and Proxy (this “Agreement”) is entered into as of December 31, 2019, by and among Cuentas Inc., a Florida corporation (the “Company”), Arik Maimon (“Maimon”), Michael De Prado (“De Prado”), Dinar Zuz LLC, a Florida limited liability company (“Dinar”), and CIMA Telecom Inc., a Florida corporation doing business as “CIMA Group” (“CIMA”). Each of Maimon, De Prado, Dinar, and CIMA are referred to in this Agreement as a “Shareholder.”

RECITALS

A. Maimon owns 368,808 shares (the “Maimon Common Stock”) of Common Stock, par value $0.001 per share, of the Company (“Common Stock”), and 5,107,500 shares (the “Maimon Preferred Stock”) of Series B Preferred Stock, par value $0.001 per share, of the Company (“Series B Preferred Stock”). The Maimon Common Stock, Maimon Preferred Stock, and all other shares of Common Stock, Series B Preferred Stock, and any other class or series of capital stock of the Company hereafter authorized and issued, whether now owned or subsequently directly or indirectly acquired by Maimon, and however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events, or otherwise, are collectively referred to in this Agreement as the “Maimon Stock.”

B. De Prado owns 256,957 shares of Common Stock (the “De Prado Common Stock”) and 822,700 shares of Series B Preferred Stock (the “De Prado Preferred Stock”). The De Prado Common Stock, De Prado Preferred Stock, and all other shares of Common Stock, Series B Preferred Stock, and any other class or series of capital stock of the Company hereafter authorized and issued, whether now owned or subsequently directly or indirectly acquired by De Prado, and however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events, or otherwise, are collectively referred to in this Agreement as the “De Prado Stock.”

C. Dinar owns (i) 500,000 shares of Common Stock (the “Dinar Common Stock”), (ii) zero shares of Series B Preferred Stock (the “Dinar Preferred Stock”), and (iii) a Warrant (the “Dinar Warrant”) to purchase shares of Common Stock of the Company, subject to the terms and conditions of the Dinar Warrant. The Dinar Common Stock, Dinar Preferred Stock, and all other shares of Common Stock, Series B Preferred Stock, and any other class or series of capital stock of the Company hereafter authorized and issued, whether now owned or subsequently directly or indirectly acquired by Dinar (including, but not limited to, any shares of Common Stock acquired upon exercising the Dinar Warrant), and however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events, or otherwise, are collectively referred to in this Agreement as the “Dinar Stock.”

D. CIMA and the Company have entered into that certain Note Purchase Agreement, dated December 30, 2019 (the “Purchase Agreement”), pursuant to which CIMA has agreed to purchase from the Company, and the Company has agreed to issue and sell to CIMA, (i) a Debenture in the principal amount of $9,000,000 that is convertible into Common Stock of the Company (the “Debenture”); and (ii) a Warrant (the “CIMA Warrant”) to purchase shares of Common Stock of the Company, subject to the terms and conditions of the CIMA Warrant. The shares of Common Stock issuable to CIMA upon conversion of the Debenture and exercise of the CIMA Warrant are collectively referred to in this Agreement as the “CIMA Stock” and, collectively with the Maimon Stock, De Prado Stock, and Dinar Stock, the “Voting Stock.”

E. Contemporaneous with the Company’s issuance of the Debenture and the CIMA Warrant to CIMA, the Company, CIMA, Knetik, Inc., a Delaware corporation (“Knetik”), and Auris, LLC, a Florida limited liability company (“Auris”), shall enter into a Platform License Agreement (the “License Agreement”) pursuant to which Knetik and Auris shall license certain Licensed Technology (as defined in the License Agreement) to the Company.

F. To induce CIMA to enter into the Purchase Agreement, purchase the Debenture and the CIMA Warrant, and enter into the License Agreement and other Transaction Documents (as described in the Purchase Agreement), and to induce Dinar to purchase the Dinar Warrant, the parties desire to enter into this Agreement to: (i) set forth the terms and conditions of proxies intended to be granted by Maimon and De Prado to each of CIMA and Dinar pursuant to the terms and conditions of this Agreement; (ii) determine the election of certain members of the Board of Directors of the Company (the “Board”) in accordance with the terms of this Agreement; and (iii) confirm how the parties shall vote on other particular matters described in this Agreement during the term of this Agreement, including, but not limited to, the reclassification of Series B Preferred Stock as Common Stock pursuant to Amended and Restated Articles of Incorporation of the Company proposed to be filed soon after the closing of the transactions contemplated by the Purchase Agreement.

G. On or before the date of this Agreement, Adiv Baruch and Richard Berman resigned as directors of the Company, leaving at least two vacant seats on the Board.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Voting Provisions Regarding the Board of Directors.

1.1 Size of the Board.

(a) Subject to Section 1.1(b) and Section 1.1(c), each Shareholder hereby agrees to vote, or cause to be voted, all Shares (as defined below) owned by such Shareholder, or over which such Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary, to ensure that the size of the Board shall be set and remain at five (5) directors elected pursuant to Section 1.2(a) and may be increased only with the written consent of the Shareholders who are signatories to this Agreement, subject to the limitations of Section 6. For the purposes of this Agreement, the term “Shares” shall mean and include any securities of the Company that the holders of which are entitled to vote for members of the Board, including, but not limited to, Common Stock and Series B Preferred Stock, whether now owned or subsequently acquired by a Shareholder, and however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events, or otherwise.

(b) If the Company’s shares of Common Stock become listed on the NASDAQ Capital Market (or if there is any other similar transaction which ultimately involves the listing of the Company’s capital stock, whether Common Stock or any other class or series of capital stock of the Company, on any exchange affiliated with or similar to NASDAQ) (such event, the “NASDAQ Uplisting”), each Shareholder hereby agrees to vote, or cause to be voted, all Shares owned by such Shareholder, or over which such Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary, to ensure that the size of the Board shall be set and remain at eleven (11) directors elected pursuant to Section 1.2(b) and may be increased only with the written consent of the Shareholders who are signatories to this Agreement, subject to the limitations of Section 6.

(c) If there is a Budget Violation (as defined below) before the NASDAQ Uplisting, then each Shareholder hereby agrees to vote, or cause to be voted, all Shares owned by such Shareholder, or over which such Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary, to ensure that the size of the Board shall be set and remain at seven (7) directors elected pursuant to Section 1.2(c) and may be increased only with the written consent of the Shareholders who are signatories to this Agreement, subject to the limitations of Section 6.

1.2 Board Composition.

(a) Prior to NASDAQ Uplisting. Subject to Section 1.1(b), Section 1.1(c), Section 1.2(b), and Section 1.2(c), as promptly as practicable after the execution of this Agreement, the Company and the Shareholders shall cause the appointment of the following individuals to fill vacant seats on the Board (but only to the extent such individual is not already serving as a director), and each Shareholder agrees to vote, or cause to be voted, all Shares owned by such Shareholder, or over which such Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary, to ensure that at each annual or special meeting of shareholders at which an election of directors is held or pursuant to any written consent of the shareholders, the following individuals shall be elected to the Board:

(i) one individual designated from time to time by CIMA, which seat shall initially be vacant and which person shall be subsequently identified by CIMA in its discretion;

(ii) one individual designated from time to time by Dinar, which individual shall initially be Yochanon Bruk;

(iii) one individual designated by De Prado, who shall initially be De Prado; and

(iv) two individuals designated by Maimon, who shall initially be Maimon and Natali Dadon.

(b) After NASDAQ Uplisting. Subject to Section 1.1(c) and Section 1.2(c), if the NASDAQ Uplisting is completed and the size of the Board is increased to eleven (11) directors pursuant to Section 1.1(b), then the Company and the Shareholders shall cause the appointment of the following individuals to the Board, and each Shareholder agrees to vote, or cause to be voted, all Shares owned by such Shareholder, or over which such Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary, to ensure that at each annual or special meeting of shareholders at which an election of directors is held or pursuant to any written consent of the shareholders, the following individuals shall be elected to the Board:

(i) one individual designated from time to time by CIMA;

(ii) one individual designated from time to time by Dinar;

(iii) one individual designated by De Prado;

(iv) two individuals designated by Maimon; and

(v) six directors elected by the shareholders of the Company pursuant to the Company’s Amended and Restated Articles of Incorporation (as further amended from time to time, the “Articles”) and Amended and Restated Bylaws (as further amended from time to time, the “Bylaws”), each as further amended from time to time.

(c) Budgetary Violation Before NASDAQ Uplisting. It is agreed by the parties that, until the NASDAQ Uplisting, management will present a quarterly budget to the Board of Directors for its approval at least two weeks before the beginning of each fiscal quarter. For the avoidance of doubt, the first fiscal quarter for which such a budget shall be presented and approved shall be the fiscal quarter ending March 31, 2020. It also agreed that prior to the NASDAQ Uplisting, if the Company’s expenses exceed the expenses set forth in any such quarterly budget for the Company for two consecutive fiscal quarters during the fiscal year ending December 31, 2020, by more than twenty percent (20%), either individually or in the aggregate, without the prior written approval of at least three of CIMA, Dinar, Maimon, and De Prado (each of the matters described in (x) and (y) above, a “Budget Violation”), then the size of the Board shall be increased to seven (7) directors pursuant to Section 1.1(c), and the Company and the Shareholders shall cause the Board to appoint the following individuals to the Board, and each Shareholder agrees to vote, or cause to be voted, all Shares owned by such Shareholder, or over which such Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary, to ensure that at each annual or special meeting of shareholders at which an election of directors is held or pursuant to any written consent of the shareholders, the following individuals shall be elected to the Board:

(i) two individuals designated from time to time by CIMA,

(ii) two individuals designated from time to time by Dinar,

(iii) one individual designated from time to time by De Prado, and

(iv) two individuals designated from time to time by Maimon, and thereafter, the executive officers of the Company may be removed by the affirmative vote of at least four directors, and upon such removal, the Board shall appoint new executive officers of the Company.

(d) The Shareholders shall cause the Board to include the individuals identified by the Shareholders pursuant to Section 1.2 to be included as nominees for election to the Board on the slate of nominees recommended by the Board in the Company’s future proxy statements and on its proxy cards for future annual or special meetings of the shareholders at which an election of directors is held or pursuant to any written consent of the shareholders, and shall use its best efforts (which shall include the solicitation of proxies) to obtain the election of such individuals to the Board for as long as this Agreement is in effect, subject to the limitations of Section 6.

(e) To the extent that any of Section 1.2(a)(i) through Section 1.2(a)(iv), Section 1.2(b)(i) through Section 1.2(b)(v), or Section 1.2(c)(i) through Section 1.2(c)(iv) shall not be applicable (including, but not limited to, as a result of a Shareholder ceasing to have rights under this Agreement pursuant to Section 6), any member of the Board who would otherwise have been designated in accordance with the terms thereof shall instead be voted upon by all of the shareholders of the Company entitled to vote thereon in accordance with, and pursuant to, the Company’s Articles and Bylaws.

(f) For purposes of this Agreement, an individual, firm, corporation, partnership, association, limited liability company, trust, or any other entity (collectively, a “Person”) shall be deemed to be an “Affiliate” of another Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, but not limited to, any general partner, managing member, officer, or director of such Person.

1.3 Failure to Designate a Board Member. In the absence of any designation by the Persons or groups with the right to designate a director as specified above, the director previously designated by them and then serving on the Board shall be reelected if still eligible and willing to serve as provided herein and, otherwise, such Board seat shall remain vacant.

1.4 Removal of Board Members. Each Shareholder also agrees to vote, or cause to be voted, all Shares owned by such Shareholder, or over which such Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary, to ensure that:

(a) no director elected pursuant to Section 1.2 of this Agreement may be removed from office other than for cause unless (i) such removal is directed or approved by the affirmative vote of the Person(s) entitled under Section 1.2 to designate such director; or (ii) the Person(s) originally entitled to designate or approve such director or occupy such Board seat pursuant to Section 1.2 is no longer so entitled to designate or approve such director or occupy such Board seat, including as a result of the limitations in Section 6;

(b) any vacancies created by the resignation, removal, or death of a director elected pursuant to Section 1.2 shall be filled pursuant to the provisions of this Section 1; and

(c) upon the request of any party entitled to designate a director as provided in Section 1.2 to remove such director, such director shall be removed.

All Shareholders agree to execute any written consents required to perform the obligations of this Agreement, and the Company agrees at the request of any Person or group entitled to designate directors to call a special meeting of shareholders for the purpose of electing directors.

1.5 No Liability for Election of Recommended Directors. No Shareholder, nor any Affiliate of any Shareholder, shall have any liability, as a result of designating an individual (other than the Shareholder) for election as a director, for any act or omission by such designated individual in such individual’s capacity as a director of the Company, nor shall any Shareholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

1.6 Other Governance Matters. For as long as any individual designated by CIMA or Dinar pursuant to Section 1.2 is serving on the Board, then: (a) each committee of the Board shall include at least one director designated by CIMA, if requested by CIMA, and one director designated by Dinar, if requested by Dinar; and (b) the Board shall meet at least once per calendar quarter unless otherwise agreed upon by a vote of the majority of the Board; provided, that any such decision not to hold a quarterly meeting must include the affirmative vote of at least one director designated by CIMA and at least one director designated by Dinar in order to be effective. Promptly after the execution of this Agreement, in preparation for the NASDAQ Uplisting, the Shareholders shall cause the Board to, and the Company shall, take all commercially reasonable steps to comply with NASDAQ Listing Standards relating to corporate governance, including, but not limited to, holding an Annual Meeting of Shareholders, adopting and adhering to a Conflict of Interest Policy for transactions involving related parties, and creating standing committees of the Board similar to other U.S. companies whose shares are publicly traded on the NASDAQ exchange.

1.7 Board Observer. At any time when CIMA or Dinar, as applicable, does not have a designee serving as a director of the Company, the Company shall invite one representative of CIMA (who shall initially be Juan Martin Gomez) or one representative of Dinar, as applicable, to attend all meetings of the Board in a non-voting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that the Company provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest.

2. Voting Provisions Regarding Share Reclassification and Amended and Restated Articles of Incorporation. Each of Maimon, De Prado, Dinar, and CIMA agree to vote all of their respective shares of Voting Stock (which, for the avoidance of doubt, shall include all of their respective shares of Common Stock and Series B Preferred Stock), to (a) authorize, approve, and direct the Company file Amended and Restated Articles of Incorporation of the Company with the Florida Department of State, Division of Corporations, substantially in the form attached as Appendix A to the Schedule 14A (Preliminary Proxy Statement) filed with the Securities and Exchange Commission on December 10, 2019 (the “Preliminary Proxy”), with any deviations therefrom to be agreed upon by Maimon, De Prado, Dinar and CIMA; and (b) approve all other proposals set forth in the Preliminary Proxy and any additional matters set forth in a subsequent Definitive Proxy Statement based on the Preliminary Proxy, in each case, as soon as practicable after the closing of the transactions contemplated by the Purchase Agreement, but no later than May 28, 2020.

3. Grant of Irrevocable Proxies for CIMA and Dinar.

3.1 Definitions. The following definitions shall apply for purposes of this Section 3:

(a) “CIMA Proxy Stock” means a number of shares of Series B Preferred Stock, which may fluctuate from time to time subject to the terms and conditions of this Agreement, that CIMA would need to own and control in order for the sum of (i) the voting power represented by CIMA’s shares of Voting Stock, plus (ii) the voting power represented by the CIMA Proxy Stock, to equal 25.0% of all of the voting power of the Common Stock and Series B Preferred Stock of the Company.

(b) “Dinar Proxy Stock” means a number of shares of Series B Preferred Stock, which may fluctuate from time to time subject to the terms and conditions of this Agreement, that Dinar would need to own and control in order for the sum of (i) the voting power represented by Dinar’s shares of Voting Stock, plus (ii) the voting power represented by the Dinar Proxy Stock, to equal 25.0% of all of the voting power of the Common Stock and Series B Preferred Stock of the Company.

(c) “Pro Rata Percentage” means, for purposes of this Section 3, the product obtained by multiplying the number of shares of CIMA Proxy Stock or Dinar Proxy Stock, as applicable, by the quotient of (i) the number of shares of Voting Stock owned by Maimon or De Prado, as applicable, as of the date on which the calculation is being made, divided by (ii) the total number of shares of Voting Stock owned by Maimon and De Prado as of the date on which the calculation is being made.

3.2 Proxy for CIMA. Each of Maimon and De Prado hereby appoint CIMA as his proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent with respect to shares of his Voting Stock representing his Pro Rata Percentage of the CIMA Proxy Stock, as may be recalculated from time to time subject to the terms and conditions of this Agreement, until the CIMA Warrant is exercised. Maimon and De Prado shall take such further actions and execute such other instruments as may be necessary from time to time to effectuate the intent of their respective proxies and limited powers of attorney. The proxies and limited powers of attorney granted by Maimon and De Prado pursuant to this Section 3 shall (a) be irrevocable until CIMA exercises the CIMA Warrant, (b) be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and (c) shall revoke any and all prior proxies granted by Maimon or De Prado, as applicable, with respect to the matters contemplated hereunder. The power of attorney granted by Maimon and De Prado pursuant to this Section 3 is a limited durable power of attorney and, with respect to each of Maimon and De Prado, shall survive the bankruptcy, death, or incapacity of each of Maimon and De Prado, as applicable. Each of Maimon and De Prado hereby revokes any and all previous proxies or powers of attorney with respect to their respective shares of Voting Stock and shall not hereafter, unless and until CIMA exercises the CIMA Warrant, purport to grant any other proxy or power of attorney with respect to any of the CIMA Proxy Stock or deposit any of the CIMA Proxy Stock into a voting trust, voting agreement, or other voting arrangement with any person or entity, directly or indirectly, to vote, grant any proxy, or give instructions with respect to the voting of any of the CIMA Proxy Stock. Each of Maimon and De Prado agrees that he will not, and will not permit any entity under his control, to grant any proxies with respect to the CIMA Proxy Stock or subject any of the CIMA Proxy Stock to any voting trust, voting agreement, or other voting arrangement with respect to the CIMA Proxy Stock other than pursuant to this Agreement. For the avoidance of doubt, upon CIMA’s exercise of the CIMA Warrant, the proxy described in this Section 3.2 shall terminate, but the other rights of CIMA set forth in this Agreement shall continue in full force and effect subject to Section 6.1.

3.3 Proxy for Dinar. Each of Maimon and De Prado hereby appoint Dinar as his proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent with respect to shares of his Voting Stock representing his Pro Rata Percentage of the Dinar Proxy Stock, as may be recalculated from time to time subject to the terms and conditions of this Agreement, until the Dinar Warrant is exercised. Maimon and De Prado shall take such further actions and execute such other instruments as may be necessary from time to time to effectuate the intent of their respective proxies and limited powers of attorney. The proxies and limited powers of attorney granted by Maimon and De Prado pursuant to this Section 3 shall (a) be irrevocable until Dinar exercises the Dinar Warrant, (b) be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and (c) shall revoke any and all prior proxies granted by Maimon or De Prado, as applicable, with respect to the matters contemplated hereunder. The power of attorney granted by Maimon and De Prado pursuant to this Section 3 is a limited durable power of attorney and, with respect to each of Maimon and De Prado, shall survive the bankruptcy, death, or incapacity of each of Maimon and De Prado, as applicable. Each of Maimon and De Prado hereby revokes any and all previous proxies or powers of attorney with respect to their respective shares of Voting Stock and shall not hereafter, unless and until Dinar exercises the Dinar Warrant, purport to grant any other proxy or power of attorney with respect to any of the Dinar Proxy Stock or deposit any of the Dinar Proxy Stock into a voting trust, voting agreement, or other voting arrangement with any person or entity, directly or indirectly, to vote, grant any proxy, or give instructions with respect to the voting of any of the Dinar Proxy Stock. Each of Maimon and De Prado agrees that he will not, and will not permit any entity under his control, to grant any proxies with respect to the Dinar Proxy Stock or subject any of the Dinar Proxy Stock to any voting trust, voting agreement, or other voting arrangement with respect to the Dinar Proxy Stock other than pursuant to this Agreement. For the avoidance of doubt, upon Dinar’s exercise of the Dinar Warrant, the proxy described in this Section 3.3 shall terminate, but the other rights of Dinar set forth in this Agreement shall continue in full force and effect subject to Section 6.2.

4. Covenants.

4.1 Each of Maimon and De Prado hereby represents, warrants, and agrees that, without first obtaining CIMA’s and Dinar’s prior written consent, he shall not (a) grant any liens, claims, charges, security interests, or other encumbrances on any shares of Voting Stock that are necessary to fulfill their respective obligations under Section 3.1 and Section 3.2 for as long as the proxies described in Section 3.1 and Section 3.2 are in effect, other than those that may be created pursuant to applicable securities laws, the Transaction Documents, or this Agreement; (b) grant any options, warrants, or other rights, agreements, arrangements, or commitments of any kind relating to the pledge, disposition, or voting of any shares of Voting Stock that are necessary to fulfill their respective obligations under Section 3.1 and Section 3.2 for as long as the proxies described in Section 3.1 and Section 3.2 are in effect; and (c) enter into any voting trusts, voting agreements, or other voting arrangement with respect to any shares of Voting Stock that are necessary to fulfill their respective obligations under Section 3.1 and Section 3.2 for as long as the proxies described in Section 3.1 and Section 3.2 are in effect, other than this Agreement and applicable trust agreements for estate planning purposes, including, but not limited to, charitable remainder trusts.

4.2 Each of Maimon and De Prado hereby represents and warrants to CIMA and Dinar that: (a) he has the full power and authority to enter into, execute, and deliver this Agreement and to fully perform his obligations pursuant to this Agreement; (b) this Agreement constitutes his legal, valid, and binding obligation in accordance with its terms; (c) he has not granted any other proxy or entered into any other voting trust, voting agreement, or similar voting arrangement with respect to his shares of Voting Stock; (d) he has not granted any liens, claims, charges, security interests, or other encumbrances on any of his shares of Voting Stock that are necessary to fulfill his obligations under Section 3.1 and Section 3.2; and (e) his shares of Voting Stock described in the recitals of this Agreement constitute all of the securities of the Company directly or indirectly owned by him as of the date of this Agreement.

4.3 Notwithstanding anything to the contrary in this Agreement, neither Maimon nor De Prado shall transfer any shares of Voting Stock that are necessary to fulfill their respective obligations under Section 3.1 and Section 3.2 for as long as the proxies described in Section 3.1 and Section 3.2 are in effect. For the avoidance of doubt, Maimon and De Prado shall be free to transfer any shares of Voting Stock that they own that are not necessary for fulfilling their respective obligations under Section 3.1 and Section 3.2. For purposes of this Agreement, “Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate, or similarly dispose of, either voluntarily or involuntarily, by operation of law or otherwise, or to enter into any contract, option, or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation, or similar disposition of, any Voting Stock or any interest (including a beneficial interest) in any Voting Stock.

5. Remedies.

5.1 Covenants of the Company. The Company agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement. Such actions include, but are not limited to, the use of the Company’s best efforts to cause the nomination and election of the directors as provided in this Agreement.

5.2 Remedial Irrevocable Proxy and Power of Attorney. Each party to this Agreement hereby constitutes and appoints as the proxy of the parties, and hereby grants a power of attorney to, a designee of CIMA (who shall be an executive officer of CIMA and shall initially be Juan Martin Gomez), with full power of substitution, with respect to the matters set forth herein, including, but not limited to, the election of individuals as members of the Board in accordance with Section 1 hereof and the approval of the matters described in Section 2, and hereby authorizes each of them to represent and vote, if and only if such party (i) fails to vote, or (ii) attempts to vote (whether by proxy, in person, or by written consent), in a manner that is inconsistent with the terms of this Agreement, all of such party’s Shares in favor of the election of individuals as members of the Board determined pursuant to and in accordance with the terms and provisions of this Agreement and the approval of the matters described in Section 2. Each of the proxy and power of attorney granted pursuant to this Section 5.2 is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until CIMA’s rights under this Agreement terminate or expire pursuant to Section 6 hereof. Each party hereto hereby revokes any and all previous proxies or powers of attorney with respect to the Shares (except as set forth in Section 3) and shall not hereafter, unless and until CIMA’s rights under this Agreement terminate or expire pursuant to Section 6 hereof, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust, or enter into any agreement (other than this Agreement), arrangement, or understanding with any Person, directly or indirectly, to vote, grant any proxy, or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.

5.3 Specific Enforcement. Each party to this Agreement acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Shareholders shall be entitled to an injunction to prevent breaches of this Agreement and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

5.4 Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6. Term. Subject to Section 6.1 through Section 6.4 below, this Agreement shall be effective as of the date hereof and shall continue in effect until the earlier to occur of (a) the parties to this Agreement executing a binding written agreement terminating this Agreement; or (b) the termination of all of CIMA’s, Dinar’s, De Prado’s, and Maimon’s respective rights under this Agreement pursuant to the terms and conditions of Section 6.1 through Section 6.4. Notwithstanding the foregoing sentence and the terms and conditions of Section 6.1 through Section 6.4, the termination of the proxies set forth in Section 3.1 and Section 3.2 shall be governed by Section 3.1 and Section 3.2, respectively.

6.1 CIMA. CIMA’s rights under this Agreement shall automatically terminate upon the earliest to occur of: (a) the termination of the License Agreement; (b) the payment in full of all outstanding principal, accrued and unpaid interest, and all other amounts required to be paid by the Company to CIMA under the Debenture in cash and not as a result of the conversion of the Debenture into Common Stock of the Company; or (c) after the conversion of the Debenture into Common Stock of the Company, the date on which CIMA ceases to own 5% or more of the issued and outstanding Common Stock of the Company.

6.2 Dinar. Dinar’s rights under this Agreement shall automatically terminate when Dinar ceases to own 5% or more of the issued and outstanding Common Stock of the Company.

6.3 De Prado. De Prado’s rights under this Agreement shall automatically terminate when De Prado ceases to own 5% or more of the issued and outstanding Common Stock of the Company.

6.4 Maimon. Maimon’s rights under this Agreement shall automatically terminate when Maimon ceases to own 5% or more of the issued and outstanding Common Stock of the Company.

7. Other Provisions.

7.1 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. No party shall assign this Agreement without the prior written consent of the other parties to this Agreement.

7.2 Governing Law. This Agreement shall be governed by the internal laws of the State of Florida, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Florida.

7.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Counterparts may be delivered via fax, e-mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, such as DocuSign) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.4 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified, (ii) when sent, if sent by e-mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address set forth below or any other address as subsequently modified by written notice given in accordance with this Section 7.4:

If to the Company, Maimon, or De Prado:

Cuentas Inc.
200 S. Biscayne Blvd., Suite 5500

Miami, Florida 33131

Attn: Arik Maimon and Michael De Prado

If to CIMA:

CIMA Telecom, Inc.

1728 SW 22nd Street, 6th Floor

Miami, Florida 33145

Attn: Juan Martin Gomez

If to Dinar:

Dinar Zuz LLC

1898 NW 74th Avenue

Pembrook Pines, Florida 33024

Attn: Yochanon Bruk

7.5 Consent Required to Amend, Modify, Terminate or Waive. This Agreement may be amended, modified, or terminated only by a written agreement signed by all of CIMA, Dinar, De Prado, Maimon, and the Company. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by a written instrument executed by the party providing the waiver.

7.6 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, or upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.7 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

7.8 Entire Agreement. This Agreement, the Articles, the Bylaws, and the other Transaction Agreements (as defined in the Purchase Agreement) constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof.

7.9 Share Certificate Legend. Each certificate representing any Shares of Voting Stock of the Company issued to a signatory to this Agreement prior to or after the date hereof shall be notated by the Company with a legend reading substantially as follows:

“THE SHARES REPRESENTED HEREBY ARE SUBJECT TO A VOTING AGREEMENT AND PROXY, AS MAY BE AMENDED FROM TIME TO TIME (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY).”

The Company, by its execution of this Agreement, agrees that it will cause the certificates evidencing the Shares issued to a Shareholder prior to or after the date hereof to be notated with the legend required by this Section 7.9 of this Agreement, and the Company shall supply, free of charge, a copy of this Agreement to any holder of such Shares upon written request from such holder to the Company at its principal office. The parties to this Agreement do hereby agree that the failure to cause the certificates evidencing the Shares to be notated with the legend required by this Section 7.9 herein and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

7.10 Stock Splits, Stock Dividends, Etc. In the event of any issuance of additional Shares hereafter to any of the Shareholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be notated with the legend set forth in Section 7.9.

7.11 Manner of Voting. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent, or in any other manner permitted by applicable law. For the avoidance of doubt, voting of the Shares pursuant to this Agreement need not make explicit reference to the terms of this Agreement.

7.12 Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to carry out the intent of the parties hereunder.

7.13 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Florida and to the jurisdiction of the United States District Court for the Southern District of Florida for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action, or other proceeding arising out of or based upon this Agreement except in the state courts of Florida or the United States District Court for the Southern District of Florida, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

Waiver of Jury Trial: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SHARES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

7.14 Costs of Enforcement. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees and costs.

7.15 Aggregation of Stock; Capacity. All Shares held or acquired by a Shareholder and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such Affiliates may apportion such rights as among themselves in any manner they deem appropriate.

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IN WITNESS WHEREOF, the parties have executed this Voting Agreement and Proxy as of the date first written above.

Company:

Cuentas Inc., a Florida corporation

By:	/s/ Arik Maimon
Name:	Arik Maimon
Title:	Chief Executive Officer

/s/ Arik Maimon
Arik Maimon

/s/ Michael De Prado
Michael De Prado

Dinar:

Dinar Zuz LLC, a Florida limited liability company

By:	/s/ Yochanon Bruk
Name:	Yochanon Bruk
Title:	Manager

CIMA:

CIMA Telecom Inc., a Florida corporation doing business as “CIMA Group”

By:	/s/ Juan Martin Gomez
Name:	Juan Martin Gomez
Title:	Chief Executive Officer

Signature Page to Voting Agreement and Proxy